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                                                                  EXHIBIT 23.6

                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


       We hereby consent to the inclusion of our opinion letter, dated November 7, 2004, to the Board of Directors of Citizens First Financial Corp. (the "Company") as Appendix B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with Main Street Trust, Inc. ("Main Street") contained in Main Street's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.


January 25, 2005